Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

●	Registration Statement (Form S-8 No. 333-54590) pertaining to the 1-800-FLOWERS.COM, Inc. 2001 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan,
●	Registration Statement (Form S-8 No. 333-119999) pertaining to the 1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, and
●	Registration Statement (Form S-8 No. 333-164727) pertaining to the 1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009, and
●

Registration Statement (Form S-8 No. 333-192304) pertaining to the 1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009, and as amended as of October 28, 2011;

of our report dated September 13, 2013, with respect to the June 30, 2013 consolidated financial statements and schedule of 1-800-FLOWERS.COM, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of 1-800-FLOWERS.COM, Inc. and Subsidiaries for the year ended June 28, 2015.

/s/Ernst & Young LLP

Jericho, New York
September 11, 2015